Exhibit 99.1

PROXY CARD

FOR THE

SPECIAL MEETING IN LIEU OF THE 2024 ANNUAL MEETING

OF STOCKHOLDERS OF

BROAD CAPITAL ACQUISITION CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Johann Tse and Rongrong (Rita) Jiang (the “Proxies”) as proxies and each of them with full power to act without the other, each with the power to appoint a substitute and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all shares of common stock of Broad Capital Acquisition Corp. (the “Company”) held of record by the undersigned on [●], 2024 at the Special Meeting in Lieu of the 2024 Annual Meeting of the Stockholders of the Company (“Stockholders Meeting”) to be held on [●], 2024 at [●]:00 [●].m.], or any postponement or adjournment thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the Stockholders’ Meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said Stockholders’ Meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4, 5, 6, 7, AND 8. PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

(Continued and to be marked, dated and signed on reverse side)

(1)	The Business Combination Proposal — To approve the (i) redomestication of the Company as an Australian limited company to be the parent entity of Openmarkets Group Pty Ltd, an Australian proprietary limited company (“OMG”) following the Business Combination, (ii) liquidation of the Company such that all assets of the Company are, or shall be, transferred to OMGL Holdings Limited, an Australian limited company, which is currently known as Broad Capital Acquisition Pty Ltd (the “Purchaser”) and all liabilities of the Company are, or shall be, assumed by the Purchaser, and (iii) adoption of the Business Combination Agreement dated January 18, 2023 (as amended or supplemented from time to time) by and among the Company, OMG, BMYG OMG Pty Ltd, an Australian proprietary limited company (the “Seller”), and Broad Capital LLC, a Delaware limited liability company, solely in its capacity as the Company’s sponsor, and to approve the transactions contemplated thereunder.

☐ FOR ☐ AGAINST ☐ ABSTAIN

(2)	The Nasdaq Proposal — To approve, for purposes of complying with applicable Nasdaq listing rules, the issuance of more than 20% of the Company’s issued and outstanding common stock and the resulting change in control in connection with the Business Combination.

☐ FOR ☐ AGAINST ☐ ABSTAIN

(3)	The Charter Proposal — To approve and adopt the Constitution of OMGL Holdings Limited, which is the Purchaser, to address the needs of the post-combination company.

☐ FOR ☐ AGAINST ☐ ABSTAIN

(4)	The Governance Proposals — To approve and adopt, on a non-binding advisory basis, certain governance provisions in the Purchaser’s Constitution, which are being separately presented in accordance with the requirements of the U.S. Securities and Exchange Commission (the “SEC”) as five separate sub-proposals (which we refer to, collectively, as the “Governance Proposals”):

a. Advisory Charter Proposal 4A – to provide that that the affirmative vote of at least 75% of the voting power of the stock outstanding and entitled to vote thereon, voting together as a single of class, is required to alter, amend or repeal, or adopt any provision in the Constitution.

☐ FOR	☐ AGAINST	☐ ABSTAIN

b. Advisory Charter Proposal 4B – to eliminate the concept of “authorized shares” of either common stock or preferred stock, which is not a concept contained in the Australian Companies Act. Instead, the board of directors of the Purchaser will be able to allot and issue securities, which could include ordinary shares of the Purchaser (“Purchaser Shares”), any unit of a Purchaser Share, any rights to receive Purchaser Shares, any option to subscribe for any Purchaser Shares, and other derivative securities with rights that can be converted into or exercised for equity in the Purchaser, to any person on such terms and with such rights as the Purchaser’s board of directors determines. There would be no limit on the number or type of Purchaser securities that the Purchaser’s board of directors could authorize the Purchaser to issue.

☐ FOR	☐ AGAINST	☐ ABSTAIN

c. Advisory Charter Proposal 4C – to provide for an alternate director, who may be appointed by a director, with the approval of the Purchaser’s board of directors, to act in such director’s place if such director will be absent from a meeting.

☐ FOR	☐ AGAINST	☐ ABSTAIN

d. Advisory Charter Proposal 4D – reduce the quorum of the Purchaser securityholders from the holders of a majority of the Purchaser Shares to the holders of 33.3% of the Purchaser Shares present in person or by proxy and entitled to vote. It would also reduce quorum of the Purchaser’s board of directors from a majority of the total number of directors to two directors.

☐ FOR	☐ AGAINST	☐ ABSTAIN

e. Advisory Charter Proposal 4E – to eliminate certain stockholder voting rights.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(5)	The Director Election Proposal — To elect the following two directors to the Purchaser’s board of directors to serve as the Purchaser’s directors for a term of three years expiring at the annual meeting of stockholders to be held in 2026 or until each such director’s successor has been duly elected and qualified, or until each such director’s earlier death, resignation, retirement or removal.

Leah Fricke Songyu (Eric) Gao

☐ FOR ALL ☐ WITHHOLD ALL ☐ FOR ALL EXCEPT

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the name(s) of the nominee(s) on the line below:

(6)	The Incentive Plan Proposal — To approve the Purchaser’s 2023 Stock Incentive Plan (the “Incentive Plan”), including the authorization of the initial share reserve under the Incentive Plan.

☐ FOR ☐ AGAINST ☐ ABSTAIN

(7)	The Redemption Limitation Amendment Proposal — To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended to date, to eliminate the limitation that the Company, or any entity that succeeds the Company as a public company, may not redeem Company Shares in an amount that would cause the net tangible assets of the Company, or any entity that succeeds the Company as a public company, to be less than $5,000,001.

☐ FOR ☐ AGAINST ☐ ABSTAIN

(8)	The Stockholder Adjournment Proposal — To approve the adjournment of the Stockholders Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal, the Governance Proposals, the Director Election Proposal, or the Incentive Plan Proposal.

☐ FOR ☐ AGAINST ☐ ABSTAIN

STOCKHOLDER CERTIFICATION:

I hereby certify that I am not acting in concert, or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), with any other stockholder with respect to the shares of common stock of the Company owned by me. I further certify that I am not exercising Redemption Rights with respect to 15% or more of the shares of common stock of the Company owned by me.	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT.	☐

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Signature _________________	Signature _________________	Date _________________

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If stockholder is a partnership, sign in partnership name by an authorized person, giving full title as such.